SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware	000-25271	77-0461529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813
(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Item 5:	Other Events.

On March 4, 2004, Covad Communications Group, Inc. (the “Company”) issued a press release announcing its intention to raise $75.0 million through a private offering of Convertible Senior Debentures due 2024 (plus an additional aggregate principal amount of up to $25.0 million at the option of the initial purchasers to cover over-allotments, if any). Also on March 4, 2004, the Company issued a press release announcing that it had priced a private offering of $100.0 million aggregate principal amount of its 3% Convertible Senior Debentures due 2024 (plus an additional aggregate principal amount of up to $25.0 million at the option of the initial purchaser to cover over-allotments, if any). The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 7:	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document
99.1	Press release issued by Covad Communications Group, Inc. on March 4, 2004, entitled “Covad Communications Group Announces Proposed Offering of Convertible Notes”

99.2	Press release issued by Covad Communications Group, Inc. on March 4, 2004, entitled “Covad Communications Group Announces Pricing of Convertible Note Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2004

By:	/s/ Jim Kirkland

Jim Kirkland Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release issued by Covad Communications Group, Inc. on March 4, 2004, entitled “Covad Communications Group Announces Proposed Offering of Convertible Notes”

99.2	Press release issued by Covad Communications Group, Inc. on March 4, 2004, entitled Covad Communications Group Announces Pricing of Convertible Note Offering”